UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2012

CHINA AUTO LOGISTICS INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China 300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 3.01            Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 15, 2012, China Auto Logistics Inc. (the “Company”) received notification from the Nasdaq Listings Qualification Department (“Nasdaq”) that for the previous 30 consecutive business days, the bid price of the Company’s common stock (the “Common Stock”) had closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Listing Rule 5450(a)(1).

The letter states that the Company will be provided 180 calendar days, or until November 12, 2012, to regain compliance with the minimum bid price requirement. In accordance with Rule 5810(c)(3)(A), the Company can regain compliance if at any time during the 180-day period the closing bid price of the Common Stock is at least $1.00 for a minimum of 10 consecutive business days.

If by November 12, 2012 the Company has not regained compliance with the minimum bid price requirement, it may be eligible to have an additional period of 180 days to regain compliance. To qualify for additional time, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company is not eligible for the second compliance period, then the Nasdaq Staff will provide notice that the Company’s securities will be subject to delisting. At such time, the Company may appeal the delisting determination to a Hearings Panel.

The Company intends to monitor the closing bid price of the Common Stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement, including a reverse split of the Common Stock. However, there can be no assurance that the Company will be able to regain compliance with the Nasdaq continued listing requirements.

The Company’s press release dated May 21, 2012 with respect to this notification is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release of China Auto Logistics Inc., dated May 21, 2012.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2012

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer